Execution Version
incorporating Amendment ~~No~~Nos. 1-2

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
dated as of
June 3, 2021
amending and restating the Loan and Security Agreement dated as of December 3, 2020 among
SLIC Financing SPV LLC
as Company
SL Investment Corp., as Parent
SL Investment Feeder Fund L.P., as a Pledgor
SL Investment Feeder Fund GP Ltd., as a Pledgor
The Lenders Party Hereto
The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Bank
and
SL Investment Corp.,
as Servicer

set forth opposite such Lender’s name on the Transaction Schedule or in the assignment and assumption agreement pursuant to which such Lender became a Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to the terms of this Agreement; provided that at no time shall (a) the Credit Exposure of any Lender exceed its Financing Commitment or (b) the Total Credit Exposure exceed the aggregate amount of all Lenders’ Financing Commitments.
“Financing Commitment Increase Date” means any Business Day on which the Administrative Agent (in its sole discretion) approves in writing (which may be by email) a Financing Commitment Increase Option Request.
“Financing Commitment Increase Option Request” means, on any date during the Reinvestment Period the request of the Company in writing (which may be by email) to the Administrative Agent and the Lenders (with a copy to the Collateral Agent) for an increase of the Financing Commitments pursuant to Section 2.06; provided that the Company (in consultation with the Administrative Agent) shall determine the proposed effective date of any such increase in the Financing Commitments, which may be as early as ten (10) Business Days after delivery of a Financing Commitment Increase Option Request (or such shorter period as the Administrative Agent may agree in its sole discretion).
~~“First Amendment Effective Date” has the meaning set forth in that certain Amendment No. 1 to Amended and Restated Loan Agreement, dated as of August 18, 2021, among the Company, the Pledgors the Collateral Agent, the Collateral Administrator, the Securities Intermediary and the Administrative Agent.~~
“First Lien Last Out Loan” means a Senior Secured Loan that, prior to a default with respect to such Portfolio Investment, is entitled to receive payments pari passu with other Senior Secured Loans of the same Portfolio Investment Obligor, but following a default becomes fully subordinated, or otherwise junior in right of payment, to certain other Senior Secured Loans of the same Portfolio Investment Obligor and is not entitled to any payments until such other Senior Secured Loans are paid in full.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate, EURIBOR Rate and each Daily Simple RFR, as applicable.
“Foreign Lender” means a Lender that is not a U.S. Person.
“GAAP” means generally accepted accounting principles in the effect from time to time in the United States, as applied from time to time by the Company.
“GBP” means British Pounds.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Hague Convention” has the meaning set forth in Section 8.01(e).
“Hybrid Borrowing Base” means on any date of determination the sum of (i) the Asset Borrowing Base plus (ii) the UCC Borrowing Base.

“RFR Advance” means an Advance that bears interest at a rate based on Daily Simple RFR.
“RFR Business Day” means, for any Advance denominated in GBP, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.
“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.
“RIC” means a “regulated investment company” as defined in Section 851 of the Code.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state, Her Majesty’s Treasury of the United Kingdom, the Cayman Islands (including pursuant to any sanctions legislation extended to the Cayman Islands by the United Kingdom pursuant to any Order of Council) or any other sanctions authority with jurisdiction over the Company, any of its Affiliates or any other party hereto, (b) any Person operating, organized, formed, registered, incorporated or resident in a Sanctioned Country, (c) any Person owned 50% or more, or controlled, by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of Sanctions.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state, Her Majesty’s Treasury of the United Kingdom, the Cayman Islands (including pursuant to any sanctions legislation extended to the Cayman Islands by the United Kingdom pursuant to any Order of Council) or any other sanctions authority with jurisdiction over the Company, any of its Affiliates or any other party hereto.
“Scheduled Termination Date” has the meaning set forth in the Transaction Schedule.
“Second Amendment Effective Date” has the meaning set forth in that certain Amendment No. 2 to Amended and Restated Loan Agreement, dated as of November 24, 2021, among the Company, the Pledgors the Collateral Agent, the Collateral Administrator, the Securities Intermediary and the Administrative Agent.
“Second Lien Loan” means a Loan (i) that is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens permitted under the related underlying instruments that are reasonable and customary for similar Loans) under Applicable Law (provided that, for the avoidance of doubt, a Loan that is second priority solely to a Permitted Working Capital Lien shall constitute a Senior Secured Loan) and (ii) the Servicer determines in good faith that the value of the collateral securing the Loan (including based on enterprise value) on or about the time of origination or acquisition by the Company equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by the same collateral.
“Secured Obligation” has the meaning set forth in Section 8.02(a).
“Secured Party” has the meaning set forth in Section 8.02(a).

SCHEDULE 1
Transaction Schedule

1.	Types of Financing	Available	Financing Limit

Advances	yes
On and after the ~~First~~Second Amendment Effective Date and prior to a Financing Commitment Increase Date: U.S. $~~500,000,000~~750,000,000;

On and after a Financing Commitment Increase Date, if any, following the ~~First~~Second Amendment Effective Date: U.S. $~~500,000,000~~750,000,000 plus additional amounts (not to exceed $950,000,000 of Financing Commitments in the aggregate) approved pursuant to Section 2.06.

2.	Lenders/Issuing Bank	Financing Commitment
JPMorgan Chase Bank, National Association
Prior to a Financing Commitment Increase Date: U.S. $~~500,000,000~~750,000,000;

On and after a Financing Commitment Increase Date, if any, U.S. $~~500,000,000~~750,000,000, plus any additional amounts (not to exceed Financing Commitments in the aggregate of $950,000,000) approved pursuant to Section 2.06, in each case, as reduced from time to time pursuant to Section 4.07.

Letter of Credit Commitment: Prior to a Financing Commitment Increase Date, $~~50,000,000~~75,000,000, and thereafter, 10% of the aggregate Financing Commitment.

3.	Scheduled Termination Date:	With respect to the Initial Financing Commitment, December 3, 2025; With respect to any Extended Financing Commitment, the Scheduled Termination Date thereof as determined pursuant to Section 2.07;

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

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SLIC FINANCING SPV LLC, as Company

By:/s/ Venugopal Rathi     Name: Venugopal Rathi
Title: Chief Financial Officer

SL INVESTMENT CORP., as Parent, Pledgor and Servicer

By:/s/ Venugopal Rathi     Name: Venugopal Rathi
Title: Chief Financial Officer

SL INVESTMENT FEEDER FUND L.P., as Pledgor

By: SL Investment Feeder Fund GP Ltd., its general partner

By:/s/ Martin Laufer     Name: Martin Laufer
Title: Director

SL INVESTMENT FEEDER FUND GP LTD., as
Pledgor

By:/s/ Martin Laufer     Name: Martin Laufer
Title: Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:/s/ James Greenfield     Name: James Greenfield
Title: Executive Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By:/s/ James Greenfield     Name: James Greenfield
Title: Executive Director

U.S. BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:/s/ Ralph J. Creasia, Jr.     Name: Ralph J. Creasia, Jr.
Title: Senior Vice President

U.S. BANK, NATIONAL ASSOCIATION, as Collateral Administrator

By:/s/ Ralph J. Creasia, Jr.     Name: Ralph J. Creasia, Jr.
Title: Senior Vice President

U.S. BANK, NATIONAL ASSOCIATION, as Securities Intermediary

By:/s/ Ralph J. Creasia, Jr.     Name: Ralph J. Creasia, Jr.
Title: Senior Vice President